UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2016
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FIBROCELL SCIENCE, INC.
(Exact Name of Registrant as Specified in its Charter)
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DELAWARE	001-31564	87-0458888
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

405 EAGLEVIEW BLVD., EXTON, PA 19341
(Address of principal executive offices and zip code)

(484) 713-6000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed from last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.

On June 29, 2016, Fibrocell Science, Inc. (the "Company" or "Fibrocell") announced that it is focusing its efforts and resources on its gene therapy portfolio of product candidates and, as a result, determined on that date to wind-down azficel-T operations at its Exton, PA facility and reduce the workforce that supports such operations. In connection with this reduction in workforce, 24 positions are being eliminated, primarily in the areas of manufacturing and quality operations, representing approximately 50% of the Company's employee base. The reduction in workforce was announced to affected employees on June 29, 2016 and was substantially completed on the same day. The Company expects to incur one-time termination costs in connection with the reduction in workforce ranging from approximately $0.3 to $0.4 million, which includes severance, benefits and related costs, for the quarter ended June 30, 2016. These termination costs will be paid in the third and fourth quarters of 2016. Additionally, Fibrocell expects to incur other cash expenditures in the third and fourth quarters of 2016 related to the wind-down of its azficel-T operations but cannot estimate them at this time.

Item 2.06 Material Impairments.

On June 29, 2016, the Company determined that its intangible assets, which represent research and development assets related to the Company’s primary study on azficel-T, had become fully impaired. This determination was based on the Company's Phase II clinical trial of azficel-T for the treatment of vocal cord scarring failing to meet primary efficacy endpoints and the Company's resulting decision to focus its efforts and resources on its gene therapy product candidates and wind-down its azficel-T operations. Accordingly, a non-cash impairment charge of approximately $3.9 million will be recorded for the quarter ended June 30, 2016 to eliminate these intangible assets from the Company's balance sheet. Fibrocell does not expect that this impairment charge will result in future cash expenditures.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Fibrocell Science, Inc.
By:	/s/ Keith A. Goldan
Keith A. Goldan
SVP and Chief Financial Officer
Date: June 30, 2016